Stratex Networks, Inc.

Power of Attorney

	Know all men by these presents, that the undersigned hereby constitutes and appoints John O'Neil, Carl Thomsen, and each of them, his true and lawful attorney in fact to:

1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director, and/or
10% stockholder of Stratex Networks (the "Company"),
Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange
Commission and any other authority: and

3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, other substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such a capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

	IN WITNESS THEREOF, the undersigned has cause this Power of Attorney to be executed this 18th day of November, 2002.

Edward Thompson
Signature
Edward Thompson
Print Name